UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019 (January 3, 2019)
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2019 (the “Closing Date”), Issuer Direct Corporation, a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Onstream Media Corporation, a Florida corporation (the “Seller”), whereby the Company purchased certain assets related primarily to customer accounts, intellectual property, fixed assets and assumed certain existing contractual obligations related primarily to data processing and storage, bandwidth and facility leases relating to the webcasting business of the Seller (collectively, the “Business”).

Under the terms of the Purchase Agreement and on the Closing Date, the Company paid the Seller a cash payment of $2,787,627 (the “Cash Payment”). The Cash Payment is not subject to any escrow conditions.

The Purchase Agreement and the transaction contemplated thereby are not subject to approval by the shareholders of the Company. The Purchase Agreement contains standard representations and warranties regarding the Seller and the Business and certain limited representations and warranties regarding the Company. The Purchase Agreement also contains indemnification provisions for the benefit of the Company and the Seller. Neither the Company nor the Seller shall be liable for more than $2,000,000 under the indemnification provisions except in the case of fraud or willful misconduct. The Seller and the Seller’s Chief Executive Officer and Chief Financial Officer agreed to 5-year non-compete provisions as part of the Purchase Agreement, subject to the exceptions set forth below.

In connection with the Purchase Agreement, the Company and the Seller entered into two reseller agreements whereby the Seller shall continue to utilize certain technology relating to the Business with respect to portions of the Seller’s operations and business which the Seller will be retaining after the Effective Date. The reseller agreements each have five-year terms and may be extended for an unlimited number of one-year terms thereafter. The Company will receive 35% of all revenue generated from these reseller agreements for the first two years and then receive 50% of all revenue for the final three years and during any extension of the term of the reseller agreements. The Seller’s performance under the terms of these reseller agreements will not be violations of the non-competition requirements set forth above. Also in connection with the Purchase Agreement, the Company agreed to exclusively use the Seller’s teleconferencing service for a period of five years which may be extended for an unlimited number of one-year terms thereafter for a discounted pricing rate.

This summary of certain terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated into this Current Report on Form 8-K (this “Form 8-K”) by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, the Seller or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01of this Form 8-K is incorporated herein by reference in its entirety.

Item 8.01.  Other Events.

On January 3, 2019, the Company issued a press release announcing the entry into the Purchase Agreement and the acquisition of the Business.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

Any financial statements and pro forma financial information required by this Item will be filed by amendment to this Form 8-K within 75 calendar days from the date that this Form 8-K must be filed with the Securities and Exchange Commission.

(d)  Exhibits

10.1
Asset Purchase Agreement dated January 3, 2019 between Issuer Direct Corporation and Onstream Media Corporation (schedules and exhibits identified in the Purchase Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K).
99.1
Press release issued by Issuer Direct Corporation on January 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: January 3, 2019	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer